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                                                                    EXHIBIT 23.3




                              Independent Auditors' Consent
                              -----------------------------




The Board of Directors
Norwest Corporation:

We consent to the use of our report dated January 18, 1995 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the prospectus. Our report refers to the Corporation's adoption of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits," No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                    KPMG PEAT MARWICK LLP

September 6, 1995
Minneapolis, Minnesota